SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  - May 30, 2007
(Date of Earliest Event Reported)

POPULAR ABS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	333-129704-04	52-2029487
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 478-6160

Item 8.01 Other Events.

In connection with the issuance of the Mortgage Pass-Through Certificates, Series 2007-A, on May 30, 2007, (i) Popular ABS, Inc., a Delaware corporation (“ABS”) entered into a Pooling and Servicing Agreement dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), by and among ABS, as depositor, Equity One, Inc., a Delaware corporation (“Equity One (DE)”), as seller and servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, Equity One, Inc., a Minnesota corporation, as seller, Equity One Consumer Loan Company, Inc., as seller, and Deutsche Bank National Trust Company (“Trustee”), not in its individual capacity, but solely as trustee for the benefit of the certificateholders of the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A; (ii) ABS and Equity One (DE) entered into an Underwriting Agreement dated as of May 16, 2007 (the “Underwriting Agreement”); (iii) Popular Mortgage Servicing, Inc., was appointed as a subservicer under the Pooling and Servicing Agreement by Equity One (DE), as servicer, pursuant to that certain Subservicing Agreement dated as of May 31, 2006, as amended; (iv) Trustee, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A, entered into a letter agreement bearing reference number N615392N (including the ISDA Master Agreement, Schedule and Credit Support Annex incorporated therein by reference) dated as of May 30, 2007 (the “Swap Agreement”) with Deutsche Bank AG, New York Branch (the “Counterparty”); and (v) Trustee, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A, entered into a letter agreement bearing reference number N615418N (including the ISDA Master Agreement, Schedule and Credit Support Annex incorporated therein by reference) dated as of May 30, 2007 (the “Cap Agreement”) with the Counterparty. The Underwriting Agreement, the Pooling and Servicing Agreement, the Subservicing Agreement, the Swap Agreement and the Cap Agreement are annexed hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1	Underwriting Agreement dated as of May 16, 2007.

4.1	Pooling and Servicing Agreement dated as of May 1, 2007.

99.1	Subservicing Agreement dated as of May 31, 2006, as amended.

99.2	Swap Agreement dated as of May 30, 2007.

99.3	Cap Agreement dated as of May 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR ABS, INC.

By: /s/ Darren Nelson
Darren Nelson
Senior Vice President

Dated: May 30, 2007

Exhibit Index

Exhibit	Document

1.1	Underwriting Agreement dated as of May 16, 2007.
4.1	Pooling and Servicing Agreement dated as of May 1, 2007.
99.1	Subservicing Agreement dated as of May 31, 2006, as amended.
99.2	Swap Agreement dated as of May 30, 2007.
99.3	Cap Agreement dated as of May 30, 2007.